Exhibit 10.3

VOTING AGREEMENT

VOTING AGREEMENT, dated as of August __, 2022 (this “Agreement”), by and between Arcimoto, Inc., an Oregon corporation (the “Company”), and the stockholder listed on the signature page hereto under the heading “Stockholder”.

WHEREAS, the Company and an institutional investor (the “Investor”) have entered into a Securities Purchase Agreement, dated as of August __, 2022 (the “Securities Purchase Agreement”), pursuant to which, among other things, the Company has agreed to issue and sell to the Investor and the Investor has agreed to purchase (i) a senior secured convertible note which is convertible into shares of common stock of the Company, no par value per share (the “Common Stock”) and (ii) a warrant, which is exercisable to purchase shares of Common Stock. Capitalized terms not otherwise defined herein shall have the meaning assigned to such term in the Securities Purchase Agreement.

WHEREAS, as of the date hereof, the Stockholder owns shares of the Company’s Common Stock, which represent (i) approximately [ %] of the total issued and outstanding Common Stock of the Company, and (ii) approximately [ %] of the total voting power of the Company.

WHEREAS, as a condition to the willingness of the Investor to enter into the Securities Purchase Agreement and to consummate the transactions contemplated thereby (collectively, the “Transaction”), the Investor has required that the Stockholder agree, and in order to induce the Investor to enter into the Securities Purchase Agreement, the Stockholder has agreed, to enter into this Agreement with respect to all the Common Stock now owned and which may hereafter be acquired by the Stockholder prior to the date that the Company obtains Stockholder Approval (as defined in the Securities Purchase Agreement) at a duly held meeting, the purpose of which is to vote upon such Stockholder Approval (such date the “Stockholder Determination Date”), and any other securities, if any, which the Stockholder is currently entitled to vote, or after the date hereof, becomes entitled to vote prior to the occurrence of the Stockholder Approval, at any meeting of stockholders of the Company (the “Other Securities”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.                  Voting Agreement. Subject to the last sentence of this Section 1, each Stockholder hereby agrees that at any meeting of the stockholders of the Company, however called, and in any action by written consent of the Company’s stockholders, the Stockholder shall vote its shares of Common Stock and its Other Securities, if applicable: (a) in favor of the Stockholder Approval and the Stockholder Resolutions (as defined in the Securities Purchase Agreement); and (b) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Securities Purchase Agreement or the Transaction Documents (as defined in the Securities Purchase Agreement) or failure to obtain the Stockholder Approval, as determined in good faith by the Company’s officers or board of directors. The Stockholder acknowledges receipt and review of a copy of the Securities Purchase Agreement and the other Transaction Documents. The obligations of the Stockholder under this Section 1 shall terminate on the date immediately following the occurrence of the Stockholder Approval.

2.                  Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to each of the Investors as follows:

(a)               Authority Relative to This Agreement. The Stockholder has all necessary legal capacity, power and authority to execute and deliver this Agreement and to perform his or its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally the enforcement of creditors’ and other obligees’ rights, (ii) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought, and (iii) where rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(b)               No Conflict. The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to such Stockholder or by which the Common Stock or the Other Securities owned by the Stockholder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Common Stock or the Other Securities owned by the Stockholder, if any, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Common Stock or Other Securities owned by the Stockholder are bound.

(c)               The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by the Stockholder.

(d)               Title to the Stock. As of the date hereof, the Stockholder is the owner of [____] shares of Common Stock, entitled to vote, without restriction, on all matters brought before holders of capital stock of the Company, which shares of Common Stock represent on the date hereof approximately [_]% of the outstanding stock and approximately [_]% of the voting power of the Company. Such shares of Common Stock are all the securities of the Company owned, either of record or beneficially, by the Stockholder. Such shares of Common Stock are owned free and clear of all Encumbrances (as defined below). The Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to its shares of Common Stock or Other Securities, if any, owned by the Stockholder.

3.                  Covenants. The Stockholder hereby covenants as follows:

(a)               No Disposition or Encumbrance of Stock. The Stockholder hereby covenants and agrees that, until the Stockholder Approval has been obtained, except as contemplated by this Agreement, the Stockholder shall not offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney with respect to, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on such Stockholder’s voting rights (except for such agreements or limitations that would not adversely affect the Stockholder’s ability to perform its obligations under this Agreement), charge or other encumbrance of any nature whatsoever (“Encumbrances”) with respect to the Stockholder’s shares of Common Stock or Other Securities, directly or indirectly, or initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing.

(b)               Company Cooperation. The Company hereby covenants and agrees that it will not, and such Stockholder irrevocably and unconditionally acknowledges and agrees that the Company will not (and waives any rights against the Company in relation thereto), recognize any Encumbrance or agreement (other than this Agreement) on any of the Common Stock or Other Securities subject to this Agreement.

4.                  Miscellaneous.

(a)               Further Assurances. The Stockholder will execute and deliver such proxies, powers of attorney and similar documents and instruments and take all further action as may be reasonably necessary in order to consummate the transactions contemplated by Section 1 hereof.

(b)               Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that any Investor (without being joined by any other Investor or the Company) and the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Any Investor shall be entitled to its reasonable attorneys’ fees in any action brought to enforce this Agreement in which it is the prevailing party.

(c)               Entire Agreement. This Agreement constitutes the entire agreement among the Company and the Stockholders with respect to the subject matter hereof (other than the Securities Purchase Agreement and the other Transaction Documents) and supersedes all prior agreements and understandings, both written and oral, among the Company and the Stockholders with respect to the subject matter hereof.

(d)               Amendment. The provisions of this Agreement may not be amended or waived, nor may this Agreement be terminated by the Company other than pursuant to the provisions of Section 4(g).

(e)               Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(f)                Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Oregon, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Oregon or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Oregon. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York, and irrevocably waives, and agrees not to assert in any suit, action or preceding, any claim that it is not personally subject to the jurisdiction of any such court that such suit action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to any of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party being served at its address set forth on the signature ages to this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. Each of the Company and each Stockholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(g)  No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(h) Termination. This Agreement shall automatically terminate immediately following the earlier of (i) the occurrence of the Stockholder Approval or (ii) the later of (x) the Additional Closing Expiration Date, and (y) the date that no Notes remain outstanding.

[Signature Page Follows]

IN WITNESS WHEREOF, each Stockholder and the Company has duly executed this Agreement as of the date first written above.

ARCIMOTO, INC.

By:
Name:
Title:

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, each Stockholder and the Company has duly executed this Agreement as of the date first written above.

STOCKHOLDER

____________________________
Exact Name of Stockholder

____________________________
Authorized Signature

____________________________
Title

Address: _____________________
_____________________________

[Signature Page to Voting Agreement]